As filed with the Securities and Exchange Commission on May 4, 1995
                                      Registration No. 33-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                             NEW PLAN REALTY TRUST
            (Exact name of registrant as specified in its charter)

             Massachusetts                       13-1995781
    (State or other jurisdiction of           (I.R.S. employer
    incorporation or organization)           identification no.)

                          1120 Avenue of the Americas
                           New York, New York  10036
                                (212) 869-3000
   (Address, including zip code and telephone number of principal executive offices)

New Plan Realty Trust
Retirement Savings Plan
(Full title of the plan)
_________________________

William Newman
Chief Executive Officer
New Plan Realty Trust
1120 Avenue of the Americas
New York, New York  10036
(Name, address, including zip code, of agent for service)

(212) 869-3000
(Telephone number, including area code,
of agent for service)
_________________________

Copies to:

Eric I Cohen, Esq.
Robinson Silverman Pearce Aronsohn & Berman
1290 Avenue of the Americas
New York, New York  10104

Approximate date of proposed sale to public:
From time to time after the effective date of this Registration Statement


                         CALCULATION OF REGISTRATION FEE


Title of Each
Class of Sec-                Proposed Maximum Proposed Maximum    Amount of
urities to     Amount to be  Offering Price   Aggregate Offering  Registration
be Registered  Registered(1) Per Unit (1)     Price (1)           Fee
- -------------  ------------- ---------------- ------------------  ------------
Shares of
Beneficial
Interest
par
value $.01     150,000       $20.875          $3,131,250          $1,079.74

Interests
in the
Plan           (2)           (2)              (2)                 (2)

     (1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee is computed on the basis of the average of the high and low prices reported on the New York Stock Exchange on April 28, 1995.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be Registered under the Securities Act and not requiring a separate registration fee.
                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Retirement
               Savings Plan Annual Information

          The document(s) containing the information specified in the instructions to Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1).

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by New Plan Realty Trust, an unincorporated Massachusetts business trust (the "Trust"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The Trust's Annual Report on Form 10-K for the year ended July 31, 1994, filed with the Commission October 14, 1994.

          2. Amendment No. 1 to the Trust's Form 10-K on Form 10-K/A, filed with the Commission on December 12, 1994.

          3. Amendment No. 2 to the Trust's Form 10-K on Form 10-K/A, filed with the Commission on February 14, 1995.

          4. The Trust's Quarterly Reports on Form 10-Q for fiscal quarters ended October 31, 1994 and January 31, 1995.

          5. Amendment No. 1 to the Trust's Form 8-K of July 14, 1994 on Form 8-K/A, filed with the Commission on September 1, 1994.

          6. Amendment No. 2 to the Trust's Form 8-K of July 14, 1994 on Form 8-K/A, filed with the Commission on March 23, 1995.

          7. The Trust's Current Report on Form 8-K, filed with the Commission on August 8, 1994.

          8. Amendment No. 1 to the Trust's Form 8-K of August 8, 1994 on Form 8-K/A, filed with the Commission on October 6, 1994.

          9. Amendment No. 2 to the Trust's Form 8-K of August 8, 1994 on Form 8-K/A, filed with the Commission on March 23, 1995.

          10. The Trust's Current Report on Form 8-K, filed with the Commission on March 28, 1995.

          11. The description of the shares of beneficial interest contained in Item 1 of the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission on May 19, 1986.

          All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Trust or the Plan pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Declaration of Trust, dated July 31, 1972, as amended, of New Plan Realty Trust (the "Declaration of Trust") provides in substance that no Trustee or officer is liable to the Trust, to a shareholder or to third persons except for his own willful misconduct, bad faith, gross negligence or reckless disregard of his duties. The Declaration of Trust further provides in substance that, with the exceptions stated above, a Trustee or officer is entitled to be indemnified against all liability incurred in connection with the affairs of the Trust. The Declaration of Trust also provides that no Trustee will be personally liable to the Trust or its shareholders for monetary damages for breach of fiduciary duty as a Trustee notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Trustee's duty of loyalty to the Trust or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for obtaining an improper benefit, or (iv) for paying a dividend or making a distribution to shareholders or a loan to officers or Trustees which is illegal under the Massachusetts Business Corporation Law. In addition, the Declaration of Trust authorizes the Trustees to purchase and pay for liability insurance to indemnify the Trustees and officers against certain claims and liabilities.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Restricted securities, if any, to be reoffered or resold pursuant to this Registration Statement will be sold pursuant to a prospectus included in this Registration Statement or pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act, and were originally issued by the Company pursuant to an exemption under Section 4(2) of the Securities Act.

Item 8.   Exhibits.

4.1 Declaration of Trust, dated July 31, 1972, filed as Exhibit 3.1 to Registration Statement No. 2-45633 (which, together with the following amendments, is incorporated herein by reference):
          (a) Amendment #1, dated July 31, 1972, filed as Exhibit 3.1(a) to Registration Statement No. 2-45633.
          (b) Amendment #2, dated August 1, 1972, filed as Exhibit 3.1(b) to Registration Statement No. 2-45633.
          (c) Amendment #3, dated November 15, 1972, filed as Exhibit 3.1(c) to Registration Statement No. 2-45633.
          (d) Amendment #4, dated December 6, 1972, filed as Exhibit 3.1(d) to Registration Statement No. 2-45633.
          (e) Amendment #5, dated December 12, 1972, filed as Exhibit 1 to Registrant's Form 10-K for the fiscal year ended July 31, 1973.
          (f) Amendment #6, dated December 13, 1979, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 13, 1979.
          (g) Amendment #7, dated July 9, 1981, filed as Appendix to Proxy Statement relating to Special Meeting of Shareholders held on July 9, 1981.
          (h) Amendment #8, dated December 15, 1982, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 15, 1982.
          (i) Amendment #9, dated December 10, 1985, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 10, 1985.
          (j) Amendment #10, dated December 14, 1987, filed as Appendix A to Proxy Statement relating to Annual Meeting of Shareholders held on December 14, 1987.


 4.2      New Plan Realty Trust Retirement Savings Plan.

 5.1 Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.

23.1      Consent of Eichler, Bergsman & Co., LLP.

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.   Undertakings.

     1.   The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of April, 1995.

                    NEW PLAN REALTY TRUST



                    By:  /s/ William Newman
                         --------------------------------
                         William Newman
                         Chief Executive Officer





          Pursuant to the requirements of the Securities Act, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York on April 28, 1995.


                    NEW PLAN REALTY TRUST RETIREMENT SAVINGS PLAN

                    By:  NEW PLAN REALTY TRUST, as Plan Administrator


                         By:    /s/ William Newman
                                --------------------------------

                               William Newman
                               Chief Executive Officer

                       SIGNATURES/ POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William Newman and/ or Arnold Laubich and each and any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                          Title                    Date



/s/ William Newman       Chairman of the Board,
- -----------------        Chief Executive Officer            April 28, 1995
William Newman

 /s/ Arnold Laubich      President, Chief Operating
- -------------------      Officer, Trustee
Arnold Laubich           Trustee                            April 28, 1995


/s/ Michael I. Brown     Chief Financial
- --------------------     Officer, Controller
Michael I. Brown         (Principal Financial
                         and Accounting Officer)            April 28, 1995


/s/ John Wetzler         Trustee                            April 28, 1995
- --------------------
John Wetzler


/s/ Gregory White        Trustee                            April 28, 1995
- --------------------
Gregory White


/s/ Melvin Newman        Trustee                            April 28, 1995
- --------------------
Melvin Newman


/s/ Raymond H. Bottorf
- ----------------------   Trustee                            April 28, 1995
Raymond H. Bottorf


                         Trustee
- ----------------------
Norman Gold

/s/ James M. Steuterman  Executive Vice President,
- ------------------------ Trustee                            April 28, 1995
James M. Steuterman

/s/ Dean Bernstein       Vice President, - Adminisration
- ------------------------ and Finaance, Trustee              April 28, 1995
Dean Bernstein
                               EXHIBIT INDEX

Exhibit                                           Page Number in Signed
  No.               Description                   Registration Statement
- -------             ------------                  ----------------------


   4.1    Declaration of Trust, dated July 31,
          1972, filed as Exhibit 3.1 to
          Registration Statement No. 2-45633
          (which, together with the following
          amendments, is incorporated herein by
          reference):
           (a) Amendment #1, dated July 31,
               1972, filed as Exhibit 3.1(a) to
               Registration Statement No.
               2-45633.
           (b) Amendment #2, dated August 1,
               1972, filed as Exhibit 3.1(b) to
               Registration Statement No. 2-
               45633.
           (c) Amendment #3, dated November 15,
               1972, filed as Exhibit 3.1(c) to
               Registration Statement No.
               2-45633.
           (d) Amendment #4, dated December 6,
               1972, filed as Exhibit 3.1(d) to
               Registration Statement No. 2-
               45633.
           (e) Amendment #5, dated December 12,
               1972, filed as Exhibit 1 to
               Registrant's Form 10-K for the
               fiscal year ended July 31, 1973.
           (f) Amendment #6, dated December 13,
               1979, filed as Appendix A to
               Proxy Statement relating to
               Annual Meeting of Shareholders
               held on December 13, 1979.
           (g) Amendment #7, dated July 9,
               1981, filed as Appendix to Proxy
               Statement relating to Special
               Meeting of Shareholders held on
               July 9, 1981.
           (h) Amendment #8, dated December 15,
               1982, filed as Appendix A to
               Proxy Statement relating to
               Annual Meeting of Shareholders
               held on December 15, 1982.
           (i) Amendment #9, dated December 10,
               1985, filed as Appendix A to
               Proxy Statement relating to
               Annual Meeting of Shareholders
               held on December 10, 1985.
           (j) Amendment #10, dated December
               14, 1987, filed as Appendix A to
               Proxy Statement relating to
               Annual Meeting of Shareholders
               held on December 14, 1987.

   4.2    New Plan Realty Trust Retirement
Savings Plan.

   5.1    Internal Revenue Service
          determination letter that the Plan is
          qualified under Section 401 of the
          Internal Revenue Code.

  23.1    Consent of Eichler, Bergsman & Co., LLP.

  23.2    Consent of Coopers & Lybrand L.L.P.

  24.1 Power of Attorney (included on signature page of this Registration Statement).

                                EXHIBIT 4.2







                           NEW PLAN REALTY TRUST
                          RETIREMENT SAVINGS PLAN
                         Effective August 1, 1989
              Amended and Restated Effective January 1, 1994

                             TABLE OF CONTENTS

SECTION                                                          PAGE #

1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   2

          (a)  Account
          (b)  Administrative Committee or Committee
          (c)  Administrator or Plan Administrator
          (d)  Annual Additions
          (e)  Board of Directors
          (f)  Break in Service
          (g)  Code
          (h)  Company
          (i)  Compensation
          (j)  Disability
          (k)  Effective Date
          (l)  Employee
          (m)  Entry Date
          (n)  ERISA
          (o)  Family Member
          (p)  Fiduciary
          (q)  Fund
          (r)  Highly Compensated Employee
          (s)  Hour of Service
          (t)  Investment Category
          (u)  Investment Manager
          (v)  Limitation Year
          (w)  Member
          (x)  Normal Retirement Date
          (y)  Participating Company
          (z)  Plan
          (aa) Plan Year
          (bb) Related Entity
          (cc) Trust Agreement
          (dd) Trustee
          (ee) Valuation Date
          (ff) Year of Service

SECTION                                                           PAGE #

2.   ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . .  13

          (a)  ERISA Reporting and Disclosure by Administrator
          (b)  Committee
          (c)  Multiple Capacities
          (d)  Committee Powers
          (e)  Allocation of Fiduciary Responsibility
          (f)  Claims
          (g)  Fiduciary Compensation
          (h)  Plan Expenses
          (i)  Fiduciary Insurance
          (j)  Indemnification

3.   PARTICIPATION IN THE PLAN. . . . . . . . . . . . . . . . . . .  18

          (a)  Initial Eligibility
          (b)  Ineligible Employees
          (c)  Measuring Service
          (d)  Commencement of Participation
          (e)  Termination and Requalification
          (f)  Termination of Membership

4.   CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  21

          (a)  Salary Deferral Contributions
          (b)  Salary Deferral Contribution Limitations
          (c)  Salary Deferral Account
          (d)  Compliance with Salary Deferral Discrimination Test
          (e)  Participating Company Contributions
          (f)  Employer Contribution Account
          (g)  Compliance with Participating Company Matching
               Contributions Discrimination Tests
          (h)  Rollovers
          (i)  Rollover Account
          (j)  Failsafe Contributions
          (k)  Payroll Taxes

5.   MAXIMUM CONTRIBUTIONS AND BENEFITS . . . . . . . . . . . . . .  37

          (a)  Defined Contribution Limitation
          (b)  Combined Limitation
          (c)  Combined Limitation Computation
          (d)  Definition of "Compensation" for Code Limitations

SECTION                                                           PAGE #

6.   ADMINISTRATION OF FUNDS. . . . . . . . . . . . . . . . . . . .  42

          (a)  Investment Control
          (b)  Member Elections
          (c)  Life Insurance Investment Category
          (d)  No Member Election
          (e)  Facilitation
          (f)  Valuations
          (g)  Allocation of Gain or Loss
          (h)  Provisions Optional
          (i)  Bookkeeping

7.   BENEFICIARIES AND DEATH BENEFITS . . . . . . . . . . . . . . .  47

          (a)  Designation of Beneficiary
          (b)  Beneficiary Priority List

8.   BENEFITS FOR MEMBERS . . . . . . . . . . . . . . . . . . . . .  48

          (a)  Retirement Benefit
          (b)  Death Benefit
          (c)  Disability Benefit
          (d)  Termination of Employment Benefit
          (e)  Recognition of Forfeitures

9.   DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . .  52

          (a)  Commencement
          (b)  Benefit Form
          (c)  Account Balances Less Than $3,500
          (d)  Definitions
          (e)  Withholding

10.  IN-SERVICE DISTRIBUTIONS. . . . . . . . . . . . . . . . . . .  56

          (a)  Age 59-1/2
          (b)  Hardship
          (c)  Need
          (d)  Satisfaction of Need
          (e)  Limitations

SECTION                                                           PAGE #

11.  LOANS     . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

          (a)  Committee Discretion
          (b)  Minimum Requirements
          (c)  Accounting

12.  TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . .  60

13.  AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . .  61

          (a)  Amendment
          (b)  Termination
          (c)  Conduct on Termination

14.  LIMITATION OF RIGHTS. . . . . . . . . . . . . . . . . . . . .  63

          (a)  Alienation
          (b)  Qualified Domestic Relations Order Exception
          (c)  Employment

15.  MERGERS, CONSOLIDATIONS OR TRANSFERS
     OF PLAN ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  65

16.  PARTICIPATION BY RELATED ENTITIES . . . . . . . . . . . . . .  66

          (a)  Commencement
          (b)  Termination
          (c)  Single Plan
          (d)  Delegation of Authority
          (e)  Disposition of Assets or Subsidiary
          (f)  Form of Distributions

17.  TOP-HEAVY REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  67

          (a)  General Rule
          (b)  Definitions
          (c)  Combined Benefit Limitation
          (d)  Vesting
          (e)  Minimum Contribution

SECTION                                                           PAGE #

18.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  73

          (a)  Incapacity
          (b)  Reversions
          (c)  Employee Data
          (d)  Law Governing
          (e)  Pronouns
          (f)  Interpretation

APPENDIX A-TRA `86 COMPLIANCE EFFECTIVE DATES     . . . . . . . . . . .76

                           NEW PLAN REALTY TRUST
                          RETIREMENT SAVINGS PLAN


     New Plan Realty Trust established the New Plan Realty Trust Retirement Savings Plan to provide benefits to those of its Employees and the Employees of its affiliates who were eligible to participate as provided therein effective August 1, 1989.

     New Plan Realty Trust hereby amends and completely restates the Plan effective January 1, 1994, to incorporate additional provisions of the Tax Reform Act of 1986, subsequent legislation and extensive Internal Revenue Service Regulations. The amended and restated Plan is effective subject to receipt of an Internal Revenue Service determination that the Plan as amended and restated meets all applicable requirements of Section 401(a) of the Code (as defined in subsection 1(g)), that employer contributions thereto remain deductible under Section 404 of the Code and that the fund maintained with respect thereto is tax exempt under Section 501(a) of the Code.

     1.   DEFINITIONS
          (a) "ACCOUNT" shall mean on any date of determination the value of a Member's share of the Fund.

               (i) "SALARY DEFERRAL ACCOUNT" shall mean the portion of the Member's Account derived from Participating Company contributions under subsection 4(a).

               (ii) "ROLLOVER ACCOUNT" shall mean the portion of the Member's Account derived from amounts transferred to the Fund under subsection 4(h).

               (iii) "EMPLOYER CONTRIBUTION ACCOUNT" shall mean the portion of the Member's Account derived from Participating Company contributions under subsection 4(e).

          (b) "ADMINISTRATIVE COMMITTEE" or "COMMITTEE" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

          (c) "ADMINISTRATOR" or "PLAN ADMINISTRATOR" shall mean the Company.

          (d) "ANNUAL ADDITIONS" shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to Section 415 of the Code. "Annual Additions" shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include contributions made under subsection 4(h).

          (e) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (f) "BREAK IN SERVICE" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with not more than 500 Hours of Service.

          (g) "CODE" shall mean the Internal Revenue Code of 1986, and the same as may be amended from time to time.

          (h) "COMPANY" shall mean the Employer, New Plan Realty Trust with principal offices in the State of New York.

          (i) "COMPENSATION" shall mean the total cash remuneration for services paid to an Employee by a Participating Company in a Plan Year plus any amounts allocated to an Employee's Salary Deferral Account in accordance with his election authorizing that amounts be withheld from his remuneration and be credited thereto and any contributions under a cafeteria plan. In addition to other limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living after the 1989 Plan Year as provided in Section 415(d) of the Code. In determining the compensation of an Employee for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year.

               In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA `93 annual compensation limit." The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

               If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

          (j) "DISABILITY" shall mean a medically determinable physical or mental impairment of a permanent nature which prevents a Member from performing his customary employment duties without endangering his health.

          (k) "EFFECTIVE DATE" of this amendment and restatement shall mean January 1, 1994. The original Effective Date of this Plan shall mean August 1, 1989.

          (l) "EMPLOYEE" shall mean each and every person employed by a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" with respect to the Company or Related Entity. No person who is a "leased employee" shall be eligible to participate in this Plan. "Leased employee" shall mean any person who is not an Employee but who provides services to the Company or Related Entity if:

                    (i) such services are provided pursuant to an agreement between the Company or Related Entity and any leasing organization;

                    (ii) such person has performed services for the Company or Related Entity (or for the Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

                    (iii) the services are of a type historically performed by employees in the business field of the Company or Related Entity.

               A "leased employee" shall be treated as an Employee of the Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company or Related Entity shall be treated as provided by the Company or Related Entity. A "leased employee" shall not be treated as an Employee if such "leased employee" is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than twenty percent (20%) of the Company or Related Entity's Non-Highly Compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (2) immediate participation, and (3) full and immediate vesting.

          (m) "ENTRY DATE" shall mean the first day of each Plan Year and the first day of the seventh month of the Plan Year.

          (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be amended from time to time.

          (o) "FAMILY MEMBER" as defined in Code Section 414(q)(6)(B) shall mean the spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants, of either a 5% owner of the Employer as defined in Section 416(i) of the Code, or one of the top ten paid Employees of the Employer.

          (p) "FIDUCIARY" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

          (q) "FUND" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

          (r) "HIGHLY COMPENSATED EMPLOYEE" includes Highly Compensated active Employees and Highly Compensated former Employees.

               A Highly Compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

               (i) received Compensation from the Employer in excess of $99,000 (as adjusted pursuant to Section 415(d) of the Code);

               (ii) received Compensation from the Employer in excess of $66,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

               (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

               The term Highly Compensated Employee also includes:

               (iv) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and

               (v) Employees who are 5 percent owners at any time during the look-back year or determination year.

               If no officer has satisfied the Compensation requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

               For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. The Company may elect, however, to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year as provided for in applicable Regulations. Such election shall apply to all plans of the Company.

               A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

               If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

               The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

          (s)  "HOUR OF SERVICE"

               (i)  GENERAL RULE.   "HOUR OF SERVICE"  shall mean each hour
(A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

               (ii) PAID ABSENCES. An Employee shall also be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

               (iii) MATERNITY/PATERNITY. An Employee shall also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee's pregnancy, (B) by reason of the birth of the Employee's child, (C) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such period or, in any other case, in the immediately following computation period.

               (iv) MILITARY. An Employee shall also be credited with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

               (v) MISCELLANEOUS. For purposes of this subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b -2(b) and
(c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate federal law.

               (vi) EQUIVALENCIES. If, for Plan purposes, an Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees may apply the following equivalencies for purposes of crediting Hours of
Service:

                                   Credit Granted to Individual if
     Based Upon Which              Individual Earns One or More
     Records Are Maintained        Hours of Service During Period
     ______________________        _______________________________
     Shift                             Actual hours for full shift
     Day                                 10 Hours of Service
     Week                                45 Hours of Service
     Bi-Weekly Payroll Period            90 Hours of Service
     Semi-Monthly Payroll Period         95 Hours of Service
     Months of Employment               190 Hours of Service


          (t) "INVESTMENT CATEGORY" shall mean any separate investment fund which is made available under the terms of the Plan.

          (u)  "INVESTMENT MANAGER" shall mean any Fiduciary who:

               (i) has the power to manage, acquire, or dispose of any asset of the Plan:

               (ii) is:

                    (A) registered as an investment adviser under the Investment Advisers Act of 1940;

                    (B)  a bank, as defined in that Act; or

                    (C) an insurance company qualified to perform services described in subsection 1(u)(i) above under the laws of more than one state; and

               (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

          (v) "LIMITATION YEAR" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

          (w) "MEMBER" shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.

          (x) "NORMAL RETIREMENT DATE" shall mean the date on which a Member attains age 65.

          (y) "PARTICIPATING COMPANY" shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.

          (z) "PLAN" shall mean New Plan Realty Trust Retirement Savings Plan as set forth herein as of the Effective Date and the same as may be amended from time to time.

          (aa) "PLAN YEAR" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st. The first Plan Year commencing on August 1, 1989 and ending on December 31, 1989 was a short Plan Year.

          (bb) "RELATED ENTITY" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under
Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

          (cc) "TRUST AGREEMENT" shall mean the agreement between the Company and the Trustee under which the Fund is held.

          (dd) "TRUSTEE" shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

          (ee) "VALUATION DATE" shall mean the last business day of the Plan Year and the last business day of the third, sixth and ninth months in the Plan Year. If the Fund or any Investment Category is invested in a manner which permits daily valuation of the portion of a Member's Account held therein without incremental cost or the Committee otherwise directs, then the date of liquidation of a Member's investment therein for distribution or reinvestment shall also be a "Valuation Date".

          (ff) "YEAR OF SERVICE" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with at least 1,000 Hours of Service, including such periods prior to the Effective Date.
     2.   ADMINISTRATION OF THE PLAN
          (a) ERISA REPORTING AND DISCLOSURE BY ADMINISTRATOR. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.

          (b) COMMITTEE. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

          (c) MULTIPLE CAPACITIES. Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).

          (d) COMMITTEE POWERS. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

               (i) the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;

               (ii) the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

               (iii)     the keeping of complete records of the
administration of the Plan;

               (iv) the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan; and

               (v) the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.


          (e) ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Board of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

               (i) the Board of Directors, by resolution at their meetings or by written consent or by any other process permitted under relevant State law, is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

               (ii) the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;

               (iii) the Administrator is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;

               (iv) the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and

               (v) the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

          (f) CLAIMS. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

               (i)  the specific reasons for such denial;

               (ii) the specific reference to the Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

               (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.

          (g) FIDUCIARY COMPENSATION. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

          (h) PLAN EXPENSES. All expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then they shall be paid out of the Fund.

          (i) FIDUCIARY INSURANCE. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

          (j) INDEMNIFICATION. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

     3.   PARTICIPATION IN THE PLAN
          (a) INITIAL ELIGIBILITY. Each and every Employee of a Participating Company eligible to participate in this Plan on December 31, 1993 shall continue to be eligible to participate in this Plan as amended and restated effective January 1, 1994. Each and every other Employee of a Participating Company not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan on the Entry Date next following both attainment by such Employee of age twenty and six months (20-1/2) and completion by such Employee of six (6) "months of service," provided he is then employed by a Participating Company.

          (b)  INELIGIBLE EMPLOYEES

               (i) COLLECTIVE BARGAINING AGREEMENT. No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

               (ii) PART-TIME EMPLOYEES. No Employee who is classified as a "Part-time Employee" shall be eligible or qualify for participation until the Entry Date next following both the attainment of age twenty-one (21) and completion by such Employee of one (1) Year of Service, provided he is then employed by a Participating Company.

               (iii) CERTAIN RELATED ENTITIES. No Employee of a Related Entity which is not a Participating Company shall be eligible or qualify for participation.

          (c) MEASURING SERVICE. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a) and determining if a "break in service" has occurred with respect to eligibility service, the following definitions shall be used:

               (i) The service computation period shall begin with the date on which the Employee first is credited with an Hour of Service;

               (ii) A "month of service" shall mean a calendar month during which an Employee completes at least one Hour of Service; and

               (iii) A "break in service" shall mean a consecutive 12-month period during which an Employee completes no Hours of Service as measured from the day next following the last day said Employee completed an Hour of Service.

               If an Employee terminates employment prior to satisfying the provisions of subsection 3(a), upon rehire his prior service shall count towards satisfying the eligibility requirements of subsection 3(a) unless he has suffered 5 consecutive "breaks in service." Subsequent computation periods with respect to an Employee rehired prior to the time 5 consecutive breaks in service have occurred shall commence on said Employee's latest hire date.

               For purposes of measuring service to satisfy the eligibility provisions of subsection 3(b)(ii), the Year of Service computation period shall begin with the date on which the Employee first is credited with an Hour of Service and with each subsequent anniversary thereof; provided, however, if an Employee suffers Breaks in Service with respect to five consecutive computation periods prior to satisfying the length of service requirement of subsection 3(b)(ii), such Employee shall not be credited with pre-Break in Service Years of Service and the eligibility computation period with respect to such Employee shall commence thereafter on the date on which the Employee first again is credited with an Hour of Service and with each subsequent anniversary thereof.

          (d) COMMENCEMENT OF PARTICIPATION. An Employee who satisfies all the requirements for eligibility under subsection 3(a) or 3(b)(ii) and who is not otherwise excluded under subsection 3(b) shall become a Member on the earlier of the (i) Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Deferral Account or (ii) the Entry Date on which he first became eligible to share in Participating Company contributions for the Plan Year in which the Entry Date occurs.

          (e) TERMINATION AND REQUALIFICATION. An Employee who has satisfied the service requirement of subsection 3(a) or 3(b)(ii) applicable to him and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification or, if later, on the Entry Date after which he satisfies the age requirement.

          (f) TERMINATION OF MEMBERSHIP. An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.

     4.   CONTRIBUTIONS
          (a) SALARY DEFERRAL CONTRIBUTIONS. Each Employee who becomes eligible to participate may elect that his Participating Company contribute on his behalf any whole percentage of his Compensation, as he shall elect, subject to the following rules:

               (i) AMOUNT. The amount of contribution which may be specified shall be determined by the Committee and may be changed from time to time, but for the first Plan Year and for each subsequent Plan Year prior to the beginning of which the Committee does not announce a different maximum or minimum, a Member may specify any amount equal to any whole percentage of his Compensation, not to exceed 10% thereof and not less than 1% thereof.

               (ii) CHANGE. A Member may change the specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee, which rules shall permit a change no less often than annually.

               (iii) SUSPENSION. A Member may suspend his election at any time.

               (iv) SALARY REDUCTION. A Member's pay for a Plan Year shall be reduced by the amount of the contribution that he elects for such Plan Year.

               (v) ELECTION. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections.
The Participating Companies shall pay over to the Fund all contributions made under this subsection with respect to a Plan Year no later than the earlier of 90 days after the date such contributions are deferred or 30 days after the last day of such Plan Year. Contributions made by Participating Companies under this subsection shall be allocated to the Salary Deferral Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld.
Such contributions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).

          (b) SALARY DEFERRAL CONTRIBUTION LIMITATIONS. Contributions under subsection 4(a) shall be limited as provided below.

               (i) EXCLUSION LIMIT. The maximum amount of contribution which any Member may make in any calendar year under subsection 4(a) is $9,240 (or such increased annual amount resulting from a cost of living adjustment pursuant to Sections 402(g)(5) and 415(d)(1) of the Code), reduced by the amount of elective deferrals by such Member under all other plans, contracts or arrangements of any Participating Company or Related
Entity.   If the contribution under subsection 4(a) for a Member for any calendar year exceeds $9,240 (or such increased annual amount resulting from an adjustment described above) the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable thereto, as calculated in accordance with subsection 4(d)(iv)) to the Member not later than April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under subsection 4(a) of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan.

               (ii) DISCRIMINATION TEST LIMITS. The Committee may limit the maximum amount of contribution for Members who are Highly Compensated Employees (within the meaning of Section 414(q) of the Code) to the extent it determines that such limitation is necessary to keep the Plan in compliance with Section 401(a)(4) or Section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation.

               (iii) DISTRIBUTION LIMITATIONS. Amounts attributable to elective contributions may not be distributed earlier than upon one of the following events:

                    (A) The Employee's retirement, death, disability or separation from service;

                    (B) The termination of the Plan without establishment of a successor plan;

                    (C) The Employee's attainment of age 59 1/2 or the Employee's hardship pursuant to Plan Section 10;

                    (D) The sale or other disposition by a corporation to an unrelated corporation which does not maintain the Plan of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation; and

                    (E) The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary.

          (c) SALARY DEFERRAL ACCOUNT. The salary deferral contributions allocated to a Member, as adjusted for investment gain or loss and income or expense, constitute such Member's Salary Deferral Account. A Member shall at all times have a nonforfeitable interest in the Salary Deferral Account portion of his Account.

          (d)  COMPLIANCE WITH SALARY DEFERRAL DISCRIMINATION TESTS.

               (i) RULE. In no event shall the "average actual deferral percentage" (as defined below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the "average actual deferral percentage" for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(d)(i)(A) or (B) below.

                    (A) The requirement shall be satisfied for a Plan Year if the "average actual deferral percentage" for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average actual deferral percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.

                    (B) The requirement shall be satisfied for a Plan Year if (1) the excess of the "average actual deferral percentage" for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average actual deferral percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the "average actual deferral percentage" for Members who are Highly Compensated Employees is not more than the "average actual deferral percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.

               (ii) SPECIAL DEFINITION OF MEMBER. For purposes of this subsection 4(d), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year. Such Members include:

                    (A) an Employee who would be a Member but for the failure to make required contributions;

                    (B) an Employee whose right to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and

                    (C)  an Employee who cannot make an elective
contribution because of the Section 415 Limitations.

                    In the case of an eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the "actual deferral percentage" is zero.

               (iii) REFUND. If the relationship of the "actual deferral percentage" does not satisfy subsection 4(d)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with subsection 4(d)(iv)) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company or Related Entity maintaining the Plan with respect to such amounts. The "excess contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted for Highly Compensated Employees under subsection 4(d)(i). The portion of the "excess contribution" attributable to a Highly Compensated Employee is determined by reducing contributions made on behalf of Highly Compensated Employees in order of "actual deferral percentages" for each such employee, beginning with the highest of such percentages, until the "excess contribution" is eliminated. "Excess contributions" shall be allocated to Members who are subject to the family aggregation rules of Section 414(q)(6) of the Code by allocating the excess contributions for the family group among the Family Members in proportion to the elective contribution of each Family Member that is combined to determine the actual deferral ratio pursuant to 1.401(k)-1(f)(5)(ii) of the Code. Any refund made in accordance with this subsection to a Member shall be drawn from his Salary Deferral Account.

          The amount of "excess contributions" to be distributed shall be reduced by excess deferrals previously distributed pursuant to subsection 4(b)(i) for the taxable year ending in the same Plan Year. Furthermore, excess deferrals to be distributed for a taxable year pursuant to subsection 4(b)(i) will be reduced by "excess contributions" previously distributed pursuant to this subsection 4(d)(iii) hereof for the Plan Year beginning in such taxable year.

               (iv) ALLOCATION OF INCOME. Excess deferrals and "excess contributions" shall be adjusted for any income or loss up to the date of distribution. The income or loss is the sum of: (A) income or loss allocable to the Member's Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member's excess deferrals and "excess contributions" for the year and the denominator of which is the Member's Salary Deferral Account balance; and (B) ten percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Member's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

               (v) ADDITIONAL DEFINITIONS. The "average actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral percentage" for each Member in the group for such Plan Year. The "actual deferral percentage" for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) for such Member to the Member's "compensation" for such Plan Year excluding the Member's "compensation" prior to satisfying the eligibility
requirements of Section 3.   For  this purpose, "compensation" means
compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under
Section 125 of the Code. In no event shall such "compensation" exceed the limitations of Code Section 401(a)(17), as indexed.

               (vi) CONTRIBUTIONS CONSIDERED. A Member's salary deferral contributions will be taken into account under the actual deferral percentage test of this subsection 4(d) pursuant to Section 401(k)(3)(A) of the Code for a Plan Year only if it satisfies subsections 4(d)(vi)(A) and
(B) below:

                    (A) The salary deferral contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election);

                    (B) The salary deferral contributions are allocated to the Employee as of a date within the Plan Year for which subsection 4(d)(i) applies. For this purpose, salary deferral contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the salary deferral contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates. Notwithstanding the foregoing, salary deferral contributions that are distributed to a Member pursuant to Section 5 hereof shall be disregarded for purposes of determining a Member's average actual deferral percentage for the year in which the excess annual addition arose.

               (vii) AGGREGATION OF PLANS. In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(d)(i) shall be applied by determining the "contribution percentages" of Members as if all such plans were a single plan. Plans permissively aggregated pursuant to this subsection must have the same Plan Year. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k) and corresponding regulations.

               (viii) AGGREGATION OF CONTRIBUTIONS. The "contribution percentage" for any member who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferral contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or Related Entity shall be determined as if the total of such Member contributions were made under this Plan and each other plan. For purposes of this subsection, the contributions considered are those taken into account for each plan with a Plan Year ending with or within the same calendar year.

               (ix) SPECIAL RULE. For purposes of determining the "actual deferral percentage" of a Member who is a Highly Compensated Employee, the contributions allocable to such Member and "compensation" of such Member shall include the contributions allocable to Family Members and "compensation" of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the "average actual deferral percentage" both for Members who are not Highly Compensated Employees and for Members who are Highly Compensated Employees. For the purpose of this subsection, a Family Member shall mean an individual described in Section 414(q)(6)(B) of the Code.

          (e)  PARTICIPATING COMPANY CONTRIBUTIONS.

               (i) MATCHING CONTRIBUTIONS. The Participating Companies shall contribute to the Fund such uniform percentage of the amount contributed with respect to a Member under subsection 4(a) as the Company, in its absolute discretion, shall determine. The Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. Such contributions shall be allocated to the Employer Contribution Accounts of the Members with respect to whom they are made.

               (ii) PROFIT SHARING CONTRIBUTIONS. In addition, for each Plan Year, the Participating Companies may contribute to the Fund such amounts as the Company, in its absolute discretion, shall determine to be allocated in accordance with this subsection among Members eligible to share therein. The Participating Companies shall pay over to the Trustee all contributions no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year ended coincident with or next following the last day of the Plan Year for which such contributions are to be made.

                    The following Members shall be entitled to share in the allocation for a Plan Year:

                    (A) Members who retired during the Plan Year pursuant to subsection 8(a);

                    (B)  Members who died during the Plan Year;

                    (C) Members who terminated employment due to Disability during the Plan Year; and

                    (D) Members who both completed a Year of Service during the Plan year and were employed by a Participating Company on the last day of the Plan Year.

               Participating Company contributions under this subsection 4(e)(ii) shall be allocated among Members eligible to share therein in the ratio which the Compensation, as a Member, of each eligible Member for the Plan Year bears to all such Members for the Plan Year.

          (f) EMPLOYER CONTRIBUTION ACCOUNT. The allocations made to a Member under subsection 4(e) as adjusted for investment gain or loss and income or expense, constitute the Member's Employer Contribution Account. A Member shall have a nonforfeitable interest in the Employer Contribution Account portion of his Account to the extent provided under Section 8.

          (g) COMPLIANCE WITH PARTICIPATING COMPANY MATCHING CONTRIBUTIONS DISCRIMINATION TESTS.

               (i) RULE. In no event shall the "average contribution percentage" (as defined below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the "average contribution percentage" for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(g)(i)(A) or (B) below.

                    (A) The requirement shall be satisfied for a Plan Year if the "average contribution percentage" for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average contribution percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.

                    (B) The requirement shall be satisfied for a Plan Year if (1) the excess of the "average contribution percentage" for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average contribution percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the "average contribution percentage" for Members who are Highly Compensated Employees is not more than the "average contribution percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.

               (ii) REFUND. If the relationship of the "average contribution percentages" does not satisfy subsection 4(g)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto including the period between the end of the Plan Year and the date of distribution or forfeiture) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the "excess aggregate contribution" attributable to each, as determined under this subsection. If such "excess aggregate contributions" are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions allocated on a matching basis pursuant to subsection 4(e)(i) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could be allocated to Highly Compensated Employees under subsection 4(g)(i). The portion of the "excess aggregate contribution" attributable to a Highly Compensated Employee is determined by reducing Participating Company contributions allocated to Highly Compensated Employees in order of "contribution percentages" for each such employee, beginning with the highest of such percentages, until the "excess aggregate contribution" is eliminated. "Excess aggregate contributions" shall be allocated to Members who are subject to the family aggregation rules of Section 414(q)(6) of the Code by allocating the excess contributions for the family group among the Family Members in proportion to the elective contribution of each Family Member that is combined to determine the actual deferral ratio pursuant to 1.401(k)-1(f)(5)(ii) of the Code. Any refund made to a Member in accordance with this subsection shall be drawn from his Employer Contribution Account. Notwithstanding the foregoing, if a Member does not have a 100% nonforfeitable right to his Employer Contribution Account under subsection 8(d)(ii), the forfeitable portion of any amount withdrawn from his Employer Contribution Account shall be forfeited and the vested portion shall be distributed to the Member.

                    "Excess aggregate contributions" shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to "excess aggregate contributions" is the sum of: (1) income or loss allocable to the Member's account balance attributable to employer contributions pursuant to subsection 4(e)(i) for the Plan Year multiplied by a fraction, the numerator of which is such Member's "excess aggregate contributions" for the year and the denominator of which is the Member's account balance attributable to employer contributions pursuant to subsection 4(e)(i); and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

               (iii) ALLOCATION OF FORFEITURES. Any amounts forfeited by Highly Compensated Employees under this subsection shall be applied to first decrease Participating Company contributions to be made pursuant to subsection 4(e), and then to increase discretionary Participating Company contributions. Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the Account of any Highly Compensated Employee.

               (iv) ADDITIONAL DEFINITIONS. For purposes of this subsection 4(g), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year. Such Members include:

                    (A) an Employee who would be a Member but for the failure to make required contributions;

                    (B) an Employee whose right to receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and

                    (C) an Employee who cannot receive a matching contribution because Section 415(c)(1) or Section 415(e) of the Code prevents the Employee from receiving additional annual additions.

                    In the case of an eligible Employee who receives no matching contributions, the contribution ratio that is to be included in determining the ACP is zero.

                    The "average contribution percentage" for a specific group of Members for a Plan Year shall be the average of the "contribution percentage" for each Member in the group for such Plan Year. The "contribution percentage" for a particular Member shall be the ratio of the amount of Participating Company contributions allocated to a Member pursuant to subsection 4(e)(i) for a Plan Year and paid over to the Fund no later than the end of the 12-month period beginning on the day after the close of the Plan Year to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code, excluding any amounts earned prior to satisfying the eligibility requirements of subsection 3(a). In no event shall such "compensation" exceed the limitations of Code
Section 401(a)(17), as indexed.

               (v) AGGREGATION OF CONTRIBUTIONS. The "contribution percentage" for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make after tax contributions to any plan subject to Section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of Section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if the total of such Member contributions and Participating Company contributions was made under this Plan and each other plan.

               (vi) AGGREGATION OF PLANS. In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then subsection 4(g)(i) shall be applied by determining the "contribution percentages" of Members as if all such plans were a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(m) and corresponding regulations.

               (vii) SPECIAL RULE. For purposes of determining the "contribution percentage" of a Member who is a Highly Compensated Employee, the contribution allocable to such Member pursuant to subsection 4(e)(i) and "compensation" of such Member shall include the contributions allocable to Family Members pursuant to subsection 4(e)(i) and "compensation" of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the "contribution percentage" both for Members who are not Highly Compensated Employees and for Members who are Highly Compensated Employees.

               (viii) MULTIPLE USE. If either the "actual deferral percentage" or "actual contribution percentage" of the Highly Compensated Employees exceeds 1.25 multiplied by the "actual deferral percentage" and "actual contribution percentage" of the Non-highly Compensated Employees, then the Plan shall test for multiple use. Such test shall occur when the sum of the "actual deferral percentage" and "actual contribution percentage" pursuant to subsections 4(d) and 4(g), respectively, of the Highly Compensated Employees exceeds the "aggregate limit"; in such circumstances the "actual contribution percentage" of the Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose "actual contribution percentage" is the highest) so that the "aggregate limit" is not exceeded. The amount by which each Highly Compensated Employee's Contribution Account is reduced shall be treated as an "excess aggregate contribution". The "actual deferral percentage" and "actual contribution percentage" of the Highly Compensated Employees are determined after any corrections required to meet the "actual deferral percentage" and "actual contribution percentage" tests.

                    For purposes of this subsection 4(g)(viii) "aggregate limit" shall mean the sum of (i) 125 percent of the greater of the "actual deferral percentage" of the Non-highly Compensated Employees for the Plan Year or the "actual contribution percentage" of Non-highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such "actual deferral percentage" or "actual contribution percentage". "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser after "two plus the" in "(ii)" if it would result in a larger "aggregate limit".

          (h) ROLLOVERS. Subject to uniform rules, any Employee as defined in subsection 1(l) may, subject to the Committee's approval, transfer to the Plan all or a portion of an eligible rollover distribution from an eligible retirement plan. Such rollover contributions, if approved, shall be credited to the Employee's Rollover Account.

               The terms "eligible rollover distribution" and "eligible retirement plan" shall have the meanings described in 9(b)(iii) of the Plan, except that, for purposes of this subsection 4(h), an individual retirement account described in Section 408(a) of the Code which holds an eligible rollover distribution made to a surviving spouse shall not be considered an eligible retirement plan.

               The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.

               Any Employee who has not met the eligibility requirements of subsection 3(a) but who has made Rollover Contributions into the Plan shall be considered a Participant for purposes of Sections 6, 7, 8, 10, 11, 13, 14, 15 and 18 of the Plan.

               Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfer (in a transfer after December 31, 1984) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

          (i) ROLLOVER ACCOUNT. Any contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Member's Rollover Account. A Member shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.

          (j) "FAILSAFE" CONTRIBUTIONS. The Participating Companies may make a special contribution to be allocated among all Employees who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Employees within the meaning of Section 401(k)(5) of the Code in proportion to their Compensation. The amount of the contribution shall not exceed the amount, determined by the Committee, necessary to satisfy the discrimination standards of Section 401(k)(3) of the Code. Any such contribution shall be treated as an addition to the Member's Salary Deferral Account and shall be subject to the vesting and distribution provisions of the Plan pertaining to elective contributions and the conditions described in Regulation 1.401(k) - 1(b)(5) of the Code.

          (k) PAYROLL TAXES. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

     5.   MAXIMUM CONTRIBUTIONS AND BENEFITS
          (a) DEFINED CONTRIBUTION LIMITATION. In the event that the amount allocable to a Member from contributions to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or (ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member in respect of such Plan Year. If excess Annual Additions arise as a result of a reasonable error in determining the amount of elective deferrals that a Member may make pursuant to subsection 4(a) in any Limitation Year, then such excess may be distributed to the Member. Otherwise, the excess amount allocable to a Member's Account shall be held in a suspense account and shall be used to reduce contributions allocable to the Member for the next Limitation Year (and succeeding Limitation Years as necessary) provided, however, that the Member is covered by the Plan as of the end of the Limitation Year. If the Member is not covered by the Plan as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account and shall be allocated among all Employees eligible to make contributions under subsection 4(a) for such Limitation Year as an equal percentage of their Compensation for such Limitation Year. Except as provided above, no excess amount may be distributed to a Member or former Member.

               If a short limitation year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.

          (b) COMBINED LIMITATION. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount allocable to a Member with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by all Participating Companies or Related Entities to exceed the maximum allocation as determined in subsection 5(c), then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member for such Plan Year. The excess amount with respect to any Member shall be held in accordance with subsection 5(a). Notwithstanding the foregoing, to the extent administratively feasible, the combined limitation shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.

          (c)  COMBINED LIMITATION COMPUTATION.

               (i) MAXIMUM ALLOCATION. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (1) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age or (2) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that
(1) the Member will continue employment until reaching his social security retirement age (or current age, if later) at a rate of compensation equal to that for the Limitation Year under consideration and (2) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of
(1) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year or (2) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year.

               (ii) TRANSITIONAL RULE. Notwithstanding the above, if the Employee was a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Participating Companies which were in existence on May 6, 1986, the denominator of the defined benefit fraction used in computing the combined limitation pursuant to 5(c)(i) hereof will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

               Furthermore, in computing the defined contribution plan fraction pursuant to 5(c)(i) hereof, if the Employee was a Member as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Participating Companies which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times
(2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the
Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          (d) DEFINITION OF "COMPENSATION" FOR CODE LIMITATIONS. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this Section 5, "compensation" for a Limitation Year shall mean the sum of
(i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under Section 83(b) of the Code. Compensation shall not include
(i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Member's gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

     6.   ADMINISTRATION OF FUNDS
          (a) INVESTMENT CONTROL. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company, through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to establish Investment Categories for selection by the Members in accordance with the Plan, in which case the Committee may at any time add to or delete from the Investment Categories.

          (b) MEMBER ELECTIONS. If Investment Categories are established, then in accordance with uniform rules of general application established by the Committee, each Member shall have the right to designate the Investment Category or Categories in which the Trustee is to invest the subaccounts which constitute such Member's Account. Such rules may permit each Member to specify separate investment for any or all of his subaccounts or require that all of a Member's subaccounts be invested in a uniform manner. With respect to new contributions, a Member may elect to have amounts allocated among the Investment Categories in multiples of 1% of the amount of such contributions. A Member may elect to transfer amounts between any of the Investment Categories. Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Category shall be 1% of the value of the Member's Account, or, if less, the entire amount invested under such option. Any designation or change in designation of Investment Category shall ultimately be verified in writing to the Committee. The Committee shall provide written confirmation of the enacted change to the Member. Any confirmation so provided shall be considered verified by the Member unless the Member notifies the Committee otherwise within ninety (90) days after he receives such confirmation. Unless the Committee provides otherwise, such change in designation shall be effective as soon as administratively feasible in accordance with rules established by the Committee. Any election of Investment Category by any Member shall, on its effective date, cancel any prior election. The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category,
(ii) to transfer amounts to or from a particular Investment Category or
(iii) to transfer amounts between particular Investment Categories, if it determines that any such limitation is necessary or desirable to establish or maintain an Investment Category. In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

          (c) LIFE INSURANCE INVESTMENT CATEGORY. If the Committee authorizes an Investment Category limited to life insurance, it may permit a Member to direct that a portion of amounts allocable to his Salary Deferral Account be invested in life insurance in accordance with the following rules:

               (i) POLICIES. A Member may elect to invest his Salary Deferral Account in individual or group insurance policies covering the Member, his spouse, or his children and in individual or group annuity contracts issued by one or more insurance companies. If individual policies are purchased for a Member's Salary Deferral Account, such purchases may only be made with the Member's consent. Individual policies shall be considered a separate Investment Category of the Member's Salary Deferral Account and premiums on such policies shall be charged to such Salary Deferral Account. A Member may not borrow amounts from insurers issuing such policies or use such policies as security for a loan; however, the Trustee, with the consent of the Committee, may borrow against the policies to fund loans under Section 11 hereof.

               (ii) DISTRIBUTION. When a Member's Salary Deferral Account is distributed, the Committee may direct the Trustee to convert into cash the entire value of any individual policies or contracts purchased for a Member's Salary Deferral Account and to credit such amount to the Member's Salary Deferral Account. If not so directed by the Committee, the Trustee shall distribute any or all of such policies or contracts intact to the Member.

               (iii) BENEFICIARY OF POLICY ON MEMBER. The Trustee shall be the owner and beneficiary of any insurance policy on the Member's life. The proceeds shall be distributed to the beneficiary determined under Section 7 hereof.A Member's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Sections 7 and 9. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance policy purchased hereunder, the Plan provisions shall control.

               (iv) BENEFICIARY OF POLICY ON SPOUSE OR CHILD. To the extent that a Member's Salary Deferral Account is invested in a life insurance policy on the life of the Member's spouse or children, the beneficiary under such a policy shall be the Member, to the extent of the excess of the proceeds over the cash value, if any, at the time of the death of the insured, and the beneficiary of the balance of the proceeds shall be the Member's Salary Deferral Account.

               (v) LIMITATION. Not more than 49.99% of the aggregate amount of Participating Company contributions made on behalf of any Member may be invested in ordinary life insurance contracts on the life of such Member or his spouse or children. Not more than 24.99% of the aggregate amount of Participating Company contributions on behalf of any Member may be invested in term life or universal life insurance contracts on the life of such Member or his spouse or children. If both ordinary and term life insurance contracts are purchased on the life of a Member or his spouse or children, the sum of the annual term life insurance premium plus one-half of the ordinary life insurance premium may not exceed 24.99% of the Participating Company contribution made on behalf of such Member for the Plan Year in question.

               (vi) POLICY DIVIDENDS. Any dividends that become payable on any contracts shall be used to provide additional benefits for the Member or shall be credited to the Member's Salary Deferral Account.

          (d) NO MEMBER ELECTION. If Investment Categories are made available and a Member does not make a written election of Investment Category, then the Committee shall direct the Trustee to invest the Account of such Member in the Investment Category which, in the opinion of the Committee, best protects principal.

          (e) FACILITATION. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with the Plan and the Trust Agreement.

          (f) VALUATIONS. The Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.

          (g) ALLOCATION OF GAIN OR LOSS. Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Member based on the amount of a Member's Account in such Investment Category at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Committee. Before reallocation, the Accounts of the Members shall be reduced by any payments made therefrom in the period. At the Committee's discretion uniformly applied, administrative expenses directly connected or associated with a particular Member's Account may be charged to the Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member's interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.

          (h) PROVISIONS OPTIONAL. Nothing herein shall require the Committee to establish Investment Categories. If no Investment Categories are established, the Fund shall be administered as a unit.

          (i) BOOKKEEPING. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Salary Deferral Account, Rollover Account and Employer Contribution Account.

     7.   BENEFICIARIES AND DEATH BENEFITS
          (a) DESIGNATION OF BENEFICIARY. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation or subsequent changes shall not be valid unless the spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).

          (b) BENEFICIARY PRIORITY LIST. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate.

     8.   BENEFITS FOR MEMBERS

          The following are the only post employment benefits provided by the Plan:

          (a)  RETIREMENT BENEFIT

               (i) VALUATION. Each Member shall be entitled to a retirement benefit equal to 100% of the Member's Account as of the Valuation Date coincident with or next following his retirement on or after his or Normal Retirement Date.

               (ii) LATE RETIREMENT. A Member who continues employment beyond his Normal Retirement Date shall continue to participate in the Plan. His Account shall become nonforfeitable upon his attaining his Normal Retirement Date.

          (b)  DEATH BENEFIT

               (i) VALUATION. In the event of the in-service death of a Member before actual retirement or termination, 100% of the Member's Account on the Valuation Date coincident with or next following his death shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

               (ii) SURVIVOR BENEFITS. In the event of the post-employment death of a retired or terminated Member before distribution of his vested Account balance has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

          (c) DISABILITY BENEFIT. In the event a Member suffers a Disability before actual retirement, 100% of the Member's Account on the Valuation Date coincident with or next following his Disability shall constitute his Disability benefit, provided said Member severs from service with a Participating Company due to his Disability.

          (d)  TERMINATION OF EMPLOYMENT BENEFIT

               (i) VALUATION. In the event a Member terminates employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or in-service death, the Member shall be entitled to receive a benefit equal to 100% of his Salary Deferral Account and Rollover Account and the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of his Employer Contribution Account on the Valuation Date coincident with or last preceding distribution.

               (ii) VESTING SCHEDULE. The nonforfeitable portion of a Member's Employer Contribution Account is as follows:

                                             NONFORFEITABLE
                      YEARS OF SERVICE         PERCENTAGE
                      ________________         __________
                       Less than 2 years             0%
           2 years but less than 3 years            20%
           3 years but less than 4 years            40%
           4 years but less than 5 years            60%
           5 years but less than 6 years            80%
                         6 years or more           100%


               (iii) COMPUTATION PERIOD. For purposes of subsection 8(d), the computation period for determining a Year of Service or a Break in Service shall be the Plan Year.

               (iv) CREDITING SERVICE. For purposes of subsection 8(d), a Member shall receive credit for all Years of Service, including Years of Service prior to the Effective Date, except as follows:

                    (A) If a Member has a Break in Service in five consecutive computation periods, then Years of Service after such consecutive Breaks in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Member's Employer Contribution Account which accrued prior thereto.

                    (B) If a Member who has no nonforfeitable rights has a Break in Service for the greater of (1) five or more consecutive computation periods or (2) the accumulated Service of the Member prior to the Break in Service, then Years of Service prior to such consecutive Breaks in Service shall not be taken into account for the purpose of determining the nonforfeitable percentage of the Member's Employer Contribution Account which accrues thereafter.

                    (C) CASHOUTS. If distribution is made to a Member on account of termination of employment prior to the date on which the Member has a Break in Service for five consecutive computation periods and the Member returns to employment covered by the Plan, the Member's Account shall subsequently be determined without regard to the portion thereof derived from predistribution employment provided the Member (1) received distribution of the entire present value of the nonforfeitable portion of his Account at the time of distribution, (2) the amount of the distribution did not exceed $3,500 or the Member (with spousal consent, if applicable) voluntarily elected to receive the distribution, and (3) the Member upon return to employment covered by the Plan does not repay the full amount of the distribution before the earlier of suffering five consecutive one year Breaks in Service, or at the close of the first period of five consecutive one year Breaks in Service commencing after the withdrawal. If timely repayment is made, the Member's Account shall equal the sum of the repayment and the forfeitable portion of the Member's Account on the date of distribution, unadjusted by gains or losses subsequent to the distribution. Restoration required due to Fund losses shall be made, to the extent necessary, first from forfeitures in the Plan Year of repayment and second from Participating Company contributions.

               (v)  CHANGE IN VESTING SCHEDULE.  If the Plan's vesting
schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least 3 Years of Service with the Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.

               The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

               (i)  60 days after the amendment is adopted;

               (ii) 60 days after amendment becomes effective; or

               (iii) 60 days after Member is issued written notice of the amendment by the Participating Company.

          (e) RECOGNITION OF FORFEITURES. The nonvested portion of the Employer Contribution Account of a Member (i) who separates from service with no vested interest in his Employer Contribution Account or (ii) who receives a distribution prior to suffering his fifth consecutive Break in Service shall be forfeited on the date of (i) separation or (ii) distribution, as the case may be, subject to the right to restoration. The nonvested portion of the Employer Contribution Account of any other Member shall be forfeited on the last day of the Plan Year in which the Member suffers his fifth consecutive Break in Service. Forfeitures shall first be applied to restore a Member's Accounts as required by subsection 8(d)(iv). Any remaining forfeitures shall serve to increase Participating Company contributions.

     9.   DISTRIBUTION OF BENEFITS
          (a) COMMENCEMENT. The payment of benefits shall commence as soon after the Valuation Date following the Member's termination of employment as is administratively feasible, except as provided below.

               (i) TERMINATION OF EMPLOYMENT BENEFITS. If the nonforfeitable portion of the Member's Account exceeds or ever exceeded $3,500 and is not "immediately distributable", distributions of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. The Committee shall notify the Member of his right to defer said distribution, subject to the limitations of subsections 9(a)(ii) below.

                    If the Member does not consent to distribution, his Account shall be retained in the Fund until such later date as the Member requests distribution. If the Member does not request distribution prior to his Normal Retirement Date or death, distribution shall commence as soon after the Valuation Date next following the first to occur of the Member's Normal Retirement Date or death (provided the Committee receives notice of the Member's death), as is administratively feasible.

               (ii) DEFERRAL LIMITATION. In no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

                    (A)  the Member's Normal Retirement Date;

                    (B)  the Member's separation from service; or

                    (C) the tenth anniversary of the year in which the Member commenced participation in the Plan.

                    Provided, however, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70 1/2.

               (iii) DEATH BENEFIT DEFERRAL LIMITATION. The payment of death benefits under the Plan shall commence as soon after the Valuation Date following the Member's death as is administratively feasible or as the Member's beneficiary elects, subject to the limitation of subsection 9(b)(ii).

          (b)  BENEFIT FORM.

               (i) RETIREMENT AND TERMINATION BENEFITS. All benefits shall be distributed in one lump sum, excepting Death benefits which shall be paid in accordance with subsection 9(b)(ii) hereof. Notwithstanding the foregoing, all Members' Accounts shall continue to be adjusted under subsection 6(g) through the Valuation Date coincident with or last preceding distribution.

               (ii) DEATH BENEFITS. Death benefits shall be distributed in one lump sum or in installments over a period not extending beyond five years of the Member's date of death.

               (iii)     IRC 401(a)(31) COMPLIANCE.

                    (A) GENERAL RULE. This subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                    (B)  DEFINITIONS.

                         1.   ELIGIBLE ROLLOVER DISTRIBUTION.  An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                         2.   ELIGIBLE RETIREMENT PLAN.  An eligible
retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                         3.   DISTRIBUTEE.  A distributee includes an
Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                         4.   DIRECT ROLLOVER.  A direct rollover is a
payment by the Plan to the eligible retirement plan specified by the distributee.

               (c) ACCOUNT BALANCES LESS THAN $3,500. If a terminated Member's vested Account balance does not exceed nor ever exceeded $3,500 on the Valuation Date coincident with or next following his termination, said Member's Account may be immediately distributed without his consent.

               (d) DEFINITIONS. The following definitions shall apply to this Section 7 and 9 hereof:

                    (i) "Immediately distributable benefit" shall mean the vested Account balance which could be distributed to a Member (or surviving spouse) before said Member attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                    (ii) "Spouse" (surviving spouse) shall mean the spouse or surviving spouse of the Member, provided that a former spouse will not be treated as the spouse or surviving spouse if the Member re-marries within 1 year of the annuity starting date, and remains married for the 1 year period ending on the date of death.

          (e) WITHHOLDING. All distributions under the plan are subject to federal, state and local withholding as required by applicable law as in effect from time to time.

     10.  IN-SERVICE DISTRIBUTIONS
          (a) AGE 59-1/2. A Member who has attained age 59-1/2 shall have the right to withdraw all or a portion of his Salary Deferral Account and Rollover Account as of the Valuation Date next following the Member's timely delivery of request for withdrawal to the Committee.

          (b) HARDSHIP. A Member shall have the right to request an in-service distribution from his vested Account balance for purposes of hardship. A distribution is on account of hardship only if the distribution both (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.

          (c) NEED. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (i) medical expenses described in Section 213(d) of the Code incurred or necessary to obtain medical care by the Member, the Member's spouse or any dependent of the Member (as defined in Section 152 of the Code); (ii) purchase (excluding mortgage payments) of a principal residence for the Member; (iii) payment of tuition for the next 12 months of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in Section 152 of the Code); or
(iv) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence. Further, the Committee, according to uniform rules, may find that an immediate and heavy financial need exists in other circumstances where it concludes that the elimination of the need is necessary to preserve the health or well-being of the Member, his spouse or a dependent of the Member as defined in Section 152 of the Code.

          (d) SATISFACTION OF NEED. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.

               (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Member, including, if requested, any amounts necessary to pay the income and excise taxes arising on account of the distribution.

               (ii) The Member has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans subject to Section 415 of the Code maintained by the Company and any Related Entity.

               (iii) The Member's elective contributions under this Plan and each other plan subject to Section 415 of the Code maintained by the Company or a Related Entity in which the Member participates are suspended for twelve full calendar months after receipt of the distribution.

               (iv) The Member does not make elective contributions under this Plan or any other plan maintained by the Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year reduced by the amount of the Member's elective contributions for the taxable year of the hardship distribution.

          (e) LIMITATION. Distributions from a Member's Salary Deferral Account made on account of hardship shall be limited to the sum of (i) the Member's elective contributions under the plan and (ii) income allocable to such contributions credited to the Member's account as of December 31, 1988. No more than one distribution may be made to any Member under this
Section in any 12-month period. Any distribution must be for a minimum of $500 or, if less, the maximum distribution allowed pursuant to this subsection. Distributions shall be subject to the withholding requirements of subsection 9(e).

     11.  LOANS
          (a) COMMITTEE DISCRETION. The Committee, in its discretion, shall have the right to direct that a bona fide loan be made from a Member's vested Account balance to any Member who requests the same. For purposes of this Section 11, the term "Member" shall also include beneficiaries and terminated employees with deferred vested account balances who are "parties in interest" as defined in Section 3 of ERISA. All such loans shall be subject to the requirements of this Section and such other rules which the Committee shall from time to time prescribe. Eligibility for and the rules with respect to loans shall be uniformly applied to all Members. Nothing in this Section shall require the Committee to make loans available to Members.

          (b) MINIMUM REQUIREMENTS. To the extent the Committee authorizes loans to Members, such loans shall be subject to the following rules:

               (i) PRINCIPAL AMOUNT. The principal amount of the loan to a Member shall be subject to a minimum of one thousand dollars and may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is so made or (B) 50% of the Member's nonforfeitable Account on the Valuation Date last preceding the date on which the loan is made.

               (ii) MAXIMUM TERM. Generally, the term of the loan may not exceed five years. However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be for a reasonable period of years.

               (iii) INTEREST RATE. The interest rate shall be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions in the community for comparable loans at the time the loan is made.

               (iv) REPAYMENT. The loan shall be repaid over its term in level installment payments made at least quarterly. If the Member is an active employee, the payments shall correspond to the Member's payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment. Prepayment of the entire outstanding balance of a loan may be made at any time; however, the Member shall not be eligible for a new loan until three months after the loan has been prepaid.

               (v) COLLATERAL. The loan shall be secured by the Member's Account to the extent of the principal amount of the loan plus accrued interest. No more than 50% of the Member's vested Account balance may be used to secure a loan. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

               (vi) DISTRIBUTION OF ACCOUNT. If the nonforfeitable portion of a Member's Account is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

               (vii) NOTES. All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

               (viii) MULTIPLE LOANS. A Member shall be permitted only one outstanding loan at any time.

          (c) ACCOUNTING. The principal amount of any loan shall be treated as a separate earmarked investment of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Member until redeposited into the Fund in accordance with the Member's election.

     12.  TITLE TO ASSETS.
          No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

     13.  AMENDMENT AND TERMINATION
          (a) AMENDMENT. In accordance with the provisions of subsection 2(e)(i) hereof, the provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Account balance will not be less than his percentage computed under the plan without regard to such amendment.

          (b) TERMINATION. While it is the Company's intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

          (c) CONDUCT ON TERMINATION. If the Plan is to be terminated at any time without establishment of a successor plan, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in Section 6. Upon termination, partial termination or discontinuance of contributions the Accounts of Members affected thereby shall be nonforfeitable. The Committee, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his Account or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Section 8 and in the manner provided in Section 9. For purposes of this paragraph, "successor plan" shall be as defined in Code
Section 1.401(k) - 1(d)(3).

     14.  LIMITATION OF RIGHTS
          (a) ALIENATION. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member's Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by
Section 4975 of the Code.

          (b) QUALIFIED DOMESTIC RELATIONS ORDER EXCEPTION. Subsection l4(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.

               In the case of any payment before a Member has separated from service, such an order may require that payment of benefits be made to an Alternate Payee prior to the date on which the Member is entitled to a distribution under the Plan, regardless of whether the Member has attained the earliest retirement age under Section 414(p)(4) of the Code. However, if the present value of the amount awarded to the Alternate Payee by the qualified domestic relations order is greater than three thousand five hundred dollars ($3,500), the Alternate Payee must consent in writing before an immediate distribution may be made.

               Payment made pursuant to this subsection may be made to the Alternate Payee:

               (i) as if the Member had retired on the date on which payments are to begin, based on the Account balances actually credited, and not considering any Participating Company subsidy for early retirement, and

               (2) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and such Payee's subsequent spouse).

               For purposes of this subsection, "Alternate Payee" shall mean the spouse, former spouse, child or other dependent of a Member who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Member.

          (c) EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     15.  MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS
          In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other qualified retirement plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

     16.  PARTICIPATION BY RELATED ENTITIES

          (a) COMMENCEMENT. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

          (b) TERMINATION. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

          (c) SINGLE PLAN. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

          (d) DELEGATION OF AUTHORITY. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

          (e) DISPOSITION OF ASSETS OR SUBSIDIARY. Distributions may be made in connection with the Company's disposition of assets or a subsidiary to those Members who continue in employment with the purchaser of the assets or with the subsidiary, provided that the purchaser or the subsidiary does not maintain the Plan after the disposition.

          (f) FORM OF DISTRIBUTIONS. All distributions made pursuant to this Section 16 shall be lump sum distributions as defined in Code Section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B), and
(F) of said Code Section.

     17.  TOP-HEAVY REQUIREMENTS
          (a) GENERAL RULE. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.

          (b) DEFINITIONS. For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder.

               (i) "AGGREGATION GROUP" shall mean the plans of each Participating Company or a Related Entity included below:

                    (A) each such plan in which a "key employee" is a participant;

                    (B) each other such plan which enables any plan in subsection (A) above to meet the requirements of Section 401(a)(4) or 410 of the Code;

                    (C) each other plan not required to be included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code withsuch plan being taken into account; and

                    (D) each terminated plan of the Company that was maintained within the last five (5) years ending on the "determination date".

               (ii) "CUMULATIVE ACCOUNT" for any "employee" shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date", increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date". For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the determination date. For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. "Cumulative accounts" of "employees" who have not performed an Hour of Service for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group". Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in the "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

               (iii) "DETERMINATION DATE" shall mean with respect to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.

               (iv) "EMPLOYEE" shall mean any person (including a beneficiary thereof) who has or had an Account held under this Plan or a plan in the "aggregation group" including this Plan at any time during the Plan Year or any of the four preceding Plan Years. Any "employee" other than a "key-employee" described in subsection 17(b)(v) shall be considered a "non-key employee" for purposes of this Section 17.

               (v) "KEY EMPLOYEE" shall mean any "employee" or former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                    (A) an officer of a Participating Company or a Related Entity whose annual compensation (as defined in subsection 17(b)(vi)) exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                    (B) one of the ten persons employed by a Participating Company or Related Entity having annual compensation (as defined below) greater than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) more than 1/2% interest as well as one of the largest interests in all Participating Companies or Related Entities. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                    (C) any person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                    (D) a person who would be described in subsection (C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000.

                    For purposes of determining ownership under this subsection, Section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

               (vi) "COMPENSATION" For purposes of this Section 17, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

          (c) COMBINED BENEFIT LIMITATION. For purposes of the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection if either (i) the "cumulative accounts" of "key employees" exceeds 90% of the aggregate for all "employees" or (ii) the Participating Companies' contribution allocated to Members who are not "key employees" does not at least equal 4% of compensation (as defined in subsection 5(d)) or the minimum defined benefit under a defined benefit plan does not meet the requirement of Section 416(h)(2)(A)(ii) of the Code.


          (d) VESTING. The schedule set forth below shall be substituted for the schedule contained in subsection 8(d)(ii) to the extent it provides for more rapid vesting.
                                             NONFORFEITABLE
              YEARS OF SERVICE                 PERCENTAGE
              ________________                 __________
                Less than 2 years                    0%
    2 years but less than 3 years                   20%
    3 years but less than 4 years                   40%
    4 years but less than 5 years                   60%
    5 years but less than 6 years                   80%
    6 years or more                                100%

                    The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule
above shall become forfeitable.   For Members with three Years of Service
or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

               (e) MINIMUM CONTRIBUTION. Minimum Participating Company contributions and forfeitures for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $200,000 (or an increased amount permitted under a cost of living adjustment), contributed for any "key employee" under
Section 4. (Effective for Plan Years beginning after December 31, 1993, the $200,000 limitation shall be reduced to $150,000 or any indexed amount pursuant to Code Section 401(a)(17).) If the highest rate allocated to a "key employee" for a year in which the plan is top heavy is less than 3%, amounts attributable to a salary reduction shall be included in determining contributions made on behalf of "key employees." For purposes of this subsection, employer social security contributions shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(a). If an "employee" participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an "employee" participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

     18.  MISCELLANEOUS
          (a) INCAPACITY. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

          (b) REVERSIONS. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

               (i) MISTAKE OF FACT. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

               (ii) DEDUCTIBILITY. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

               (iii) INITIAL QUALIFICATION. In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, all contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one year after the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company's income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe.

               (iv) LIMITATION. No return of contribution shall be made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Account below the amount it would have been had such contribution not been made.

                    This subsection shall not preclude refunds made in accordance with subsections 4(b)(i), 4(d)(iii) and 4(g)(ii).

          (c) EMPLOYEE DATA. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

          (d) LAW GOVERNING. This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of New York.

          (e) PRONOUNS. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

          (f) INTERPRETATION. The Plan is a profit sharing plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under Section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 14th day of December, 1994.

Attest:                            NEW PLAN REALTY TRUST


 /s/ Steven F. Siegel                        By   /s/ William Newman
_____________________                             ___________________

Secretary                                            Name: William Newman

                                        Title: Chief Executive Officer

[Corporate Seal]

              APPENDIX A - TRA `86 COMPLIANCE EFFECTIVE DATES


The following Plan provisions have the Effective Dates listed below in compliance with Sections 401 and 403(a) of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1993 and pertaining to the status of any related trusts under Section 501(a):


PLAN
SECTION         PROVISION           EFFECTIVE DATE
_________ ______________________________     ____________________________
1(i) Inclusion of 401(k) contri-   First day of 1987 Plan Year
     butions in definition of
     "compensation" for all Plan
     Sections

1(i) Compensation limited to  First day of 1989 Plan Year and
     $200,000for benefit accrual   first day of 1994 Plan Year,
     and contribution allocation   respectively
     (with COLA adjustments);
     Compensation limited to
     $150,000 (with COLA
     adjustments)

1(l) Definition of "leased    January 1, 1987
     employee" and its inclusion
     in the definition of
     "Employee"

1(o) Aggregation of Family Members      First day of 1987 Plan Year
     with Highly Compensated
     Employees

1(r) Definition of "Highly Compen- First day of 1987 Plan Year sated Employee"

3(a) 1 year maximum waiting period      First day of 1989 Plan Year
     for eligibility to make 401(k)
     contributions

PLAN
SECTION         PROVISION                      EFFECTIVE DATE
_________ ______________________________     ____________________________

4(b) Elective deferral limit (with      January 1, 1987
     COLA adjustments) and rules
     for processing refunds

4(d) 401(k) discrimination testing,     First day of 1987 Plan Year
     rules for determining and
     refunding excess contri-
     butions, et al

4(g)(i)-  401(m) discrimination testing,     First day of 1987 Plan Year
(vii)     rules for determining and
     refunding excess aggregate
     contributions, et al

4(g)(viii)     Multiple use discrimination   All Plan Years beginning after
     test (as modified by Revenue  December 31, 1988 or such later
     Procedure 89-65)    date provided in 1.401(m)-1(g)


5    Definition of "Annual    First day of 1987 Plan Year
     Additions"

9(a)(ii)  Date of commencement for      January 1, 1989
     Required Minimum Distribution

10 Rules for hardship First day of 1989 Plan Year distributions

11   Rules for qualified plan loans     First day of 1989 Plan Year

11(b)(iv) Loan repayment provisions     Loans made, renewed,
          renegotiated, modified or
          extended on or after
          January 1, 1987

17(b)(ii)      Fractional accrual rule for   First day of 1987 Plan Year
     determination of Top Heavy
     status

                           EXHIBIT 5.1

Internal Revenue Service           Department of the Treasury

District                           10 MetroTech Center
Director                           625 Fulton Street
                                   Brooklyn, NY 11201

                                   Date:  March 22, 1993

Preferred Benefit Corporation      Specialist Name:
550 Pinetown                         Charlotte Allonder
Suite 450                          Telephone Number:
Fort Washington, PA  19034           (203) 773-2759
                                   Plan Name:  Preferred Benefit
                                   Corporation Volume Submitter
                                   Specimen 401(k) Plan - #801


                                   Date of Amendment:
                                     November 20, 1992


Sir/Madam:

The form of the above identified plan has been previously approved for use as a volume submission plan in the Brooklyn
District, and was identified as Volume Submission Plan #D8110875.

The amendment to the form of the plan identified above is acceptable under section 401(a) of the Internal Revenue Code.
This amendment provides the changes as noted in Revenue Procedure
92-41 Section 5.05 (2), (3), (4), (6) & (7).

With the inclusion of this amendment the form of the plan continues to be an approved volume submission plan, and will be identified as Volume Submission Plan #D8110875A.

The issuance of this volume submitted letter affords adopting employers no reliance. In order to ensure reliance the employer must apply or a determination letter from each individual key district office, and each adopting employer must individually amend the plan to remain in compliance.

This letter relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not a determination of the effect of other Federal or local statutes.

                                   Sincerely yours,


                                   Chief, EP/EO Review Staff



                                     EXHIBIT 23.1

Eichler Bergsman & Co., LLP
Certified Public Accountants
404 Park Avenue South - New York, New York 10016
Tel 212-447-9001  Fax 212-447-9006


               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on From S-8 of our report dated August 19, 1994, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the year ending October 31, 1993, which are included in the Reports on Form 8-K/A of the Trust dated September 1, 1994. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 4, 1994, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by the Trust for the year ended December 31, 1993, which are included in the Report of Form 8-K/A of the Trust dated October 6, 1994. We also consent to the reference to our firm under the caption "Experts" in the Prospectus and this Registration Statement of Form S-8.




                                   EICHLER, BERGSMAN & CO., LLP

New York, New York
February 28, 1995

                          EXHIBIT 23.2


Coopers                            Coopers & Lybrand L.L.P.
& Lybrand
                                   a professional services firm


               CONSENT OF INDEPENDENT ACCOUNTANTS

                    ________________________



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 23, 1994, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust (the "Trust") as of July 31, 1994 and 1993 and for each of the three years in the period ended July 31, 1994, which are included in the Annual Report on Form 10-K of the Trust for the year ended July 31, 1994.




                                   COOPERS & LYBRAND L.L.P.


New York, New York
March 9, 1995